                                                                   EX-99.(d)(13)

                                   APPENDIX A

                         EVERGREEN INVESTMENT MANAGEMENT
                             SUB-ADVISORY AGREEMENT
                             WELLS FARGO FUNDS TRUST

                Wells Fargo Advantage International Core Fund/1/
              Wells Fargo Advantage Diversified International Fund
         (formerly, the Wells Fargo Advantage International Equity Fund)

Amended Appendix A: March 1, 2010

----------
/1/ On January 11, 2010 the Board of Trustees of Wells Fargo Funds Trust approved the name change of the International Core Fund to the International Equity Fund effective July 16, 2010.

                                   APPENDIX B

                         EVERGREEN INVESTMENT MANAGEMENT
                             SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

                             WELLS FARGO FUNDS TRUST

     This fee agreement is effective as of the 2nd day of March, 2009, by and between Wells Fargo Funds Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Evergreen Investment Management Company, LLC (the "Sub-Adviser").

     WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to the series of the Trust listed in Appendix A to the Sub-Advisory Agreement (the "Funds"); and

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Fund throughout the month:

                                      SUB-ADVISORY RATE PRIOR TO   SUB-ADVISORY RATE UPON
          FUND                          SHAREHOLDER APPROVAL*       SHAREHOLDER APPROVAL*
-----------------------------------   --------------------------   ---------------------
                                      BREAKPOINTS          RATE     BREAKPOINTS         RATE
International Core Fund/1/            First $50M           0.35%    First $200M         0.45%
                                      Next $500M           0.29%    Over $200M          0.40%
                                      Over $550M           0.20%
Diversified International Fund        First $50M           0.35%    First $200M         0.45%
(formerly, the International Equity   Next $500M           0.29%    Over $200M          0.40%
Fund)                                 Over $550M           0.20%

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*    See Section 13 of the Agreement.

     If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to a Fund.

----------
/1/ On January 11, 2010 the Board of Trustees approved the name change of the International Core Fund to the International Equity Fund effective July 16, 2010.

     The foregoing fee schedule is agreed to as of this 1st day of March, 2010, and shall remain in effect until agreed and changed in writing by the parties.

                             WELLS FARGO FUNDS TRUST
                             on behalf of the Funds


                             By:
                                ------------------------------------------------
                                C. David Messman
                                Secretary


                             WELLS FARGO FUNDS MANAGEMENT, LLC


                             By:
                                ------------------------------------------------
                                Andrew Owen
                                Executive Vice President


                             EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC


                             By:
                                ------------------------------------------------
                                Pamela Rose
                                Senior Vice President, Managing Director